              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MARCH 25, 1996
                                                  REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                    MEDITRUST
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

      MASSACHUSETTS                                      04-6532031
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)
                                197 FIRST AVENUE
                      NEEDHAM HEIGHTS, MASSACHUSETTS 02194
                                 (617) 433-6000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

              AGREEMENT DATED AS OF MARCH 8, 1996 BETWEEN MEDITRUST
                               AND ROBERT CATALDO
                            (FULL TITLE OF THE PLAN)

                                   ----------

                                ABRAHAM D. GOSMAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                    MEDITRUST
                                197 FIRST AVENUE
                      NEEDHAM HEIGHTS, MASSACHUSETTS 02194
                                 (617) 433-6000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:
                           MICHAEL J. BOHNEN, ESQUIRE
                          NUTTER, MCCLENNEN & FISH, LLP
                             ONE INTERNATIONAL PLACE
                              BOSTON, MA 02110-2699
                                 (617) 439-2000

                                       CALCULATION OF REGISTRATION FEE


=============================================================================================================
TITLE OF EACH CLASS     AMOUNT TO BE           PROPOSED               PROPOSED               AMOUNT OF
OF SECURITIES BEING     REGISTERED             MAXIMUM OFFERING       MAXIMUM                REGISTRATION FEE
REGISTERED                                     PRICE PER UNIT (1)     AGGREGATE OFFERING     (1)
                                                                      PRICE (1)
-------------------------------------------------------------------------------------------------------------
SHARES OF
BENEFICIAL INTEREST,    7,435 SHARES              $33.625                $250,001.875            $86.21
WITHOUT PAR VALUE

=============================================================================================================

(1) DETERMINED PURSUANT TO RULE 457(h) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE. BASED UPON THE CLOSING PRICE REPORTED FOR SHARES OF BENEFICIAL INTEREST ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE ON MARCH 8, 1996, WHICH IS THE DATE ON WHICH MR. CATALDO BECAME ENTITLED TO THE 7,435 SHARES REGISTERED HEREBY UNDER THE AGREEMENT DATED AS OF MARCH 8, 1996 BETWEEN MEDITRUST AND MR. CATALDO.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

    Meditrust (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Amendment No.1 thereto dated February 29, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) The Company Current Report on Form 8-K dated January 29, 1996;

    (c) The description of the Company's shares of beneficial interest contained in the Company's Registration Statement on Form 8-A, dated March 4, 1992, as amended, pursuant to Section 12 of the Exchange Act.

    (d) The discussion of Federal income tax treatment of the Company and its shareholders which is contained in the Company's Current Report on Form 8-K dated March 4, 1992, as amended by the Company's Form 8-K/A dated March 20, 1996, and any other amendment or report filed for the purpose of updating such discussion.

    All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the securities registered hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

    Not applicable.

ITEM 6.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.
         ----------------------------------------

    The Declaration of Trust of the Company provides for indemnification of the trustees and officers of the Company against expense or liability in any action arising out of such persons' activities on behalf of the Company, except to the extent arising from such persons' misconduct or negligence.

    The Company currently maintains director and officer liability insurance which protects its trustees and officers against certain liabilities incurred in serving in such capacities with specific exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION.
         ---------------------------

    Not applicable.

ITEM 8.  EXHIBITS.
         --------

The following is a list of exhibits filed as part of this Registration Statement
(numbering corresponds to numbering in Item 601 of Regulation S-K).

Exhibit                Description
 No.                   -----------
-------

4.1      Restated Declaration of Trust, as amended, incorporated by reference to
         Exhibit 3.1 to the Company's Current Report on Form 8-K dated July 21,
         1994

4.2      By-laws, as amended, incorporated by reference to Exhibit 3.2 to the
         Company's Annual Report on Form 10-K for the year ended December 31,
         1992

5        Opinion letter of Nutter, McClennen & Fish, LLP

10       Agreement dated as of March 8, 1996 between the Company and Robert
         Cataldo

23.1     Consent of Nutter, McClennen & Fish, LLP (included in Exhibit 5)

23.2     Consent of Coopers & Lybrand L.L.P.

ITEM 9.  UNDERTAKINGS.
         ------------

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                                  (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                 (ii) To reflect in the prospectus any facts or
                           events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                (iii) To include any material information with
                           respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the provisions of the registrant's Restated Declaration of Trust and By-laws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts as of March 22, 1996.

                             MEDITRUST


                             By: /s/ Abraham D. Gosman
                                 -------------------------------------------
                                 Abraham D. Gosman, Chairman of
                                 the Board and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and as of the dates indicated.

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Abraham D. Gosman, David F. Benson, Michael S.
Benjamin, Michael J. Bohnen and Paul R. Eklund, and each of them singly, his attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign this registration statement and any amendments hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority or body, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.


Signature                                          Title                                   Date
---------                                          -----                                   ----

/s/ Abraham D. Gosman                              Chairman of the                      March 22, 1996
------------------------------------               Board and Chief
Abraham D. Gosman                                  Executive Officer
(Principal Executive Officer)

/s/ Lisa P. McAlister                              Chief Financial Officer              March 22, 1996
------------------------------------               and Treasurer
Lisa P. McAlister  (Principal
 Financial and Accounting Officer)

/s/ David F. Benson                                President                            March 22, 1996
------------------------------------               and Trustee
David F. Benson


/s/ Edward W. Brooke                               Trustee                              March 22, 1996
------------------------------------
Edward W. Brooke

/s/ Robert Cataldo                                 Trustee                              March 22, 1996
------------------------------------
Robert Cataldo

____________________________________               Trustee                              March __, 1996
Philip L. Lowe

____________________________________               Trustee                              March __, 1996
Thomas J. Magovern

/s/ Gerald Tsai, Jr.                               Trustee                              March 22, 1996
------------------------------------
Gerald Tsai, Jr.

____________________________________               Trustee                              March __, 1996
Frederick W. Zuckerman